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EXHIBIT 21.1


                             Subsidiaries of the Registrant
                             ------------------------------

Subsidiary                                       State or Other Jurisdiction of Domicile
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
Ameritrade Advisory Services, LLC                Delaware
Ameritrade International Company, Inc.           Cayman Islands
Amerivest Investment Management, LLC             Delaware
Datek Online Management Corp.                    Delaware
Financial Passport, Inc.                         Delaware
International Clearing Trust Company             Maine
National Investor Services Corp.                 Delaware
Nebraska Hudson Company, Inc.                    New York
T2 API Technologies, LLC                         Delaware
TD AMERITRADE Clearing, Inc.                     Nebraska
TD AMERITRADE, Inc.                              New York
TD AMERITRADE IP Company, Inc.                   Delaware
TD AMERITRADE Online Holdings Corp.              Delaware
TD AMERITRADE Services Company, Inc.             Delaware*
TD Waterhouse Canadian Call Center, Inc.         Canada
TD Waterhouse Capital Markets, Inc.              Delaware
TenBagger, Inc.                                  Nevada
ThinkTech, Inc.                                  Delaware**
TradeBridge, Inc.                                Maryland
TradeCast Inc.                                   Delaware


* In Texas this entity does business as Ameritrade Support Services Corporation ** In Texas this entity does business as T2 Technology Support, Inc.

Unless otherwise noted, each subsidiary does business under its actual name.